UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2008

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's Telephone Number, Including Area Code)  (716) 625-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2008, First Niagara Financial Group, Inc. (the “Company”) entered into an agreement (the “Agreement”) pursuant to which it has agreed to add Carl A. Florio (“Florio”) to the Company’s Board of Directors (the “Board”) and the Board of Directors of First Niagara Bank, a wholly owned subsidiary of the Company (the “Bank”), in January 2009. Florio is the former President and Chief Executive Officer of Hudson River Bancorp, Inc. (“Hudson River”), which the Company acquired in early 2005, and is familiar with the Company and its markets, especially in eastern New York. Florio had served as a senior executive of the Company from the acquisition of Hudson River until last month, when he resigned from his position.

In December 2007, the Board, based on the recommendation of its Governance/Nominating Committee, determined to nominate for re-election to the Board at the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) Thomas E. Baker, G. Thomas Bowers and William H. Jones (collectively, the “2008 Nominees”). Each of such persons is currently serving as a member of the Board. Following such determination, the Company received separate letters from each of Florio, M. Bruce Cohen and Anthony J. Mashuta (collectively, the “Requesting Stockholders”), each requesting that he be nominated for election as a director of the Company at the 2008 Annual Meeting and that he be considered as a director of the Bank. Florio had discussed with the Company from time to time subsequent to the acquisition of Hudson River his desire to serve on the Board. Following the Company’s receipt of the aforementioned letters from the Requesting Stockholders, the Board reaffirmed its determination to nominate for re-election to the Board at the 2008 Annual Meeting the 2008 Nominees. The Board did determine, however, that it would be advisable and in the best interests of the Company and its stockholders that Florio join the Board in January 2009.

Set forth below is a summary of the material terms of the Agreement, dated as of February 14, 2008, by and among the Company and the Requesting Stockholders, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein. The following summary does not purport to be complete and is qualified in its entirety by reference to the Agreement.

•
On or before the date of the regularly scheduled meeting of the Board in January 2009, the Board will increase its size by one and contemporaneously fill such vacancy with Florio, who will serve in the class of directors with a term expiring at the 2009 Annual Meeting. The Company will also appoint Florio to the Board of Directors of the Bank concurrently with his appointment to the Board.

•	The Board will nominate Florio to stand for re-election to the Board at the 2009 Annual Meeting for a term expiring at the Company’s 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).

•
The Requesting Stockholders have agreed to observe standstill provisions through the Termination Date (as hereinafter defined), including prohibitions on engaging or participating in a solicitation of proxies with respect to the Company’s voting securities.

•
Through the Termination Date, the Requesting Stockholders have agreed that they and their affiliates will, at any annual or special meeting of stockholders of the Company, vote all Company voting securities owned by them (i) in favor of the election of each nominee on the slate of nominees proposed by the Board and (ii) in accordance with the Board’s recommendation on all proposals submitted by the Company’s stockholders.

•
The Agreement will terminate on the earlier of (i) the 30th day immediately preceding the last day on which stockholders are permitted, under the terms of the Company’s bylaws as then in effect, to nominate candidates to stand for election to the Board at the 2012 Annual Meeting and (ii) the occurrence of a “change of control” (as defined in the Agreement) of the Company (the “Termination Date”).

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of February 14, 2008, by and among First Niagara Financial Group, Inc., M. Bruce Cohen, Carl A. Florio and Anthony J. Mashuta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

Date: February 20, 2008	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer
(Duly authorized representative)